Exhibit Number 99.1

Investor Contact:	W. Larry Cash Executive Vice President and Chief Financial Officer (615) 465-7000
COMMUNITY HEALTH SYSTEMS, INC. ANNOUNCES
FIRST QUARTER 2011 RESULTS WITH NET OPERATING REVENUES OF $3.4 BILLION
     FRANKLIN, TENN. (April 27, 2011) — Community Health Systems, Inc. (NYSE: CYH) (the “Company”) today announced financial and operating results for the three months ended March 31, 2011.
     Net operating revenues for the three months ended March 31, 2011, totaled $3.4 billion, a 9.0 percent increase compared with $3.1 billion for the same period in 2010. Income from continuing operations increased to $91.1 million for the three months ended March 31, 2011, compared with $86.5 million for the same period in 2010. Income from continuing operations attributable to Community Health Systems, Inc. common stockholders increased to $0.80 per share (diluted), on 92.1 million weighted-average shares outstanding for the three months ended March 31, 2011, compared with $0.77 per share (diluted), on 92.8 million weighted-average shares outstanding for the same period in 2010. Net income attributable to Community Health Systems, Inc. common stockholders decreased 12.4 percent to $61.3 million, or $0.67 per share (diluted), for the three months ended March 31, 2011, compared with $70.0 million, or $0.75 per share (diluted), for the same period in 2010, primarily as a result of the loss on sale of a physician clinic and an impairment of a hospital held for sale.
     Adjusted EBITDA for the three months ended March 31, 2011, was $459.8 million, compared with $434.5 million for the same period in 2010, representing a 5.8 percent increase. Adjusted EBITDA is EBITDA adjusted to exclude discontinued operations and net income attributable to noncontrolling interests. The Company uses adjusted EBITDA as a measure of liquidity. Net cash provided by operating activities for the three months ended March 31, 2011, was $187.5 million, compared with $299.4 million for the same period in 2010, lower in 2011 primarily as a result of accelerating the funding of the Company’s 401(k) Plan matching contribution, which occurred in the second quarter in prior years.
     The consolidated financial results for the three months ended March 31, 2011, reflect a 1.4 percent increase in total admissions and a 4.7 percent increase in total adjusted admissions compared with the same period in 2010. On a same-store basis, admissions decreased 3.4 percent and adjusted admissions were flat, compared with the same period in 2010. On a same-store basis, net operating revenues increased 5.1 percent, compared with the same period in 2010.
     Commenting on the results, Wayne T. Smith, chairman, president and chief executive officer of Community Health Systems, Inc., said, “We are pleased to begin 2011 with a solid financial and operating performance for the first quarter. We have continued to focus on achieving operational excellence at the individual hospital level across all of our markets. Our consistent record of demonstrating measurable improvements, especially at our more recently acquired facilities, reflects our ability to recruit physicians, drive cost efficiencies and enhance the level and quality of healthcare services. As a result, we achieved a nine percent increase in revenues over the same period in 2010 on a consolidated basis with same-store revenues up over five percent from a year ago. Our centralized operating strategy leverages our scale and expertise, and has continued to deliver favorable results even in a challenging economic environment.”
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CYH Announces First Quarter 2011 Results

April 27, 2011
     On April 18, 2011, the Company announced that it has offered $6.00 per share in cash to acquire all outstanding shares of Tenet Healthcare Corporation (NYSE: THC) (“Tenet”). The offer was made in a letter to Tenet’s Board of Directors on April 18, 2011, and rejected by Tenet on April 22, 2011. On December 9, 2010, the Company made public its previous offer to acquire all outstanding shares of Tenet for $6.00 per share, including $5.00 per share in cash and $1.00 per share in Community Heath Systems, Inc. common stock, which represented a premium of 40 percent over Tenet’s closing stock price on December 9, 2010. The offer was made in a letter to Tenet’s Board of Directors on November 12, 2010, and rejected by Tenet on December 6, 2010. On December 20, 2010, the Company announced its intention to nominate director nominees for election to Tenet’s Board of Directors at Tenet’s 2011 Annual Meeting of Stockholders, and on January 14, 2011, a full slate of 10 independent director nominees was nominated. All 10 positions on Tenet’s Board are up for election at its 2011 Annual Meeting, which has been delayed until November 3, 2011.
     On February 10, 2011, the Company announced that its subsidiary has executed a definitive agreement to acquire substantially all of the assets of Mercy Health Partners, located in northeast Pennsylvania. This health system includes two full service acute care hospitals, 198-bed Mercy Hospital in Scranton, Pennsylvania, and 48-bed Mercy Tyler Hospital in Tunkhannock, Pennsylvania. The system also includes Mercy Special Care Hospital, a 67-bed long-term acute care hospital located in Nanticoke, Pennsylvania, and other outpatient and ancillary services.
     Smith added, “We have continued to pursue our selective acquisition strategy in 2011 and we are excited about the opportunity to expand our market presence in Pennsylvania with the acquisition of the assets of Mercy Health Partners. With the current healthcare regulatory climate, we believe there are significant acquisition opportunities with a greater number of independent hospitals looking for operationally-focused partners. We can provide the experience and financial resources to support and keep these hospitals in the local community. We remain confident in our ability to execute our strategy in today’s dynamic healthcare marketplace and deliver favorable results in 2011.”
     Included on pages 11, 12 and 13 of this press release are tables setting forth the Company’s 2011 annual earnings guidance. The 2011 guidance reaffirms the Company’s previous guidance provided on February 24, 2011, with minor revisions to certain assumptions to reflect historical results through March 31, 2011.
     Located in the Nashville, Tennessee, suburb of Franklin, Community Health Systems, Inc. is one of the largest publicly-traded hospital companies in the United States and a leading operator of general acute care hospitals in non-urban and mid-size markets throughout the country. Through its subsidiaries, the Company currently owns, leases or operates 130 hospitals in 29 states with an aggregate of approximately 19,300 licensed beds. Its hospitals offer a broad range of inpatient and surgical services, outpatient treatment and skilled nursing care. In addition, through its subsidiary, Quorum Health Resources, LLC, the Company provides management and consulting services to non-affiliated general acute care hospitals located throughout the United States. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol “CYH.”
     Community Health Systems, Inc. will hold a conference call on Thursday, April 28, 2011, at 10:30 a.m. Central, 11:30 a.m. Eastern, to review financial and operating results for the three months ended March 31, 2011, and provide information and analysis addressing the allegations made by Tenet in its lawsuit filed against the Company on April 11, 2011, and related investor communications. Investors will have the opportunity to listen to a live internet broadcast of the conference call by clicking on the Investor Relations link of the Company’s website at www.chs.net, or at www.earnings.com. To listen to the live call, please go to the website at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will continue to be available through May 27, 2011. Copies of the Company’s current report on Form 8-K (including this press release) and conference call slide show are available on the Company’s website at www.chs.net.
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CYH Announces First Quarter 2011 Results

April 27, 2011
Forward-Looking Statements
     Statements contained in this news release regarding expected operating results, acquisition transactions or divestitures and other events are forward-looking statements that involve risk and uncertainties. Actual future events or results may differ materially from these statements. Readers are referred to the documents filed by Community Health Systems, Inc. with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K, current reports on Form 8-K and quarterly reports on Form 10-Q. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
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CYH Announces First Quarter 2011 Results

April 27, 2011
COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Financial Highlights (a)(b)
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2011	2010
Net operating revenues	$3,405,342	$3,125,507
Adjusted EBITDA (c)	$459,772	$434,540
Income from continuing operations (d)	$91,141	$86,485
Net income attributable to Community Health Systems, Inc.	$61,324	$70,007

Basic earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders:
Continuing operations	$0.81	$0.78
Discontinued operations (e)	($0.14)	($0.02)

Net income	$0.67	$0.76

Diluted earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders (g):
Continuing operations	$0.80	$0.77
Discontinued operations (e)	($0.14)	($0.02)

Net income	$0.67	$0.75

Weighted-average number of shares outstanding (f):
Basic	91,008	91,615
Diluted	92,137	92,836

Net cash provided by operating activities	$187,511	$299,360

For footnotes, see pages 9 and 10.
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CYH Announces First Quarter 2011 Results

April 27, 2011
COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income (a)(b)
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2011		2010
		% of Net		% of Net
		Operating		Operating
	Amount	Revenues	Amount	Revenues
Net operating revenues	$3,405,342	100.0%	$3,125,507	100.0%

Operating costs and expenses:
Salaries and benefits	1,402,121	41.2%	1,269,574	40.6%
Provision for bad debts	407,871	12.0%	373,665	12.0%
Supplies	464,156	13.6%	429,597	13.7%
Other operating expenses	624,795	18.3%	567,084	18.2%
Rent	64,757	1.9%	63,635	2.0%
Depreciation and amortization	160,677	4.7%	146,706	4.7%

Total operating costs and expenses	3,124,377	91.7%	2,850,261	91.2%

Income from operations (d)	280,965	8.3%	275,246	8.8%
Interest expense, net	164,172	4.8%	160,360	5.1%
Equity in earnings of unconsolidated affiliates	(18,130)	-0.5%	(12,588)	-0.4%

Income from continuing operations before income taxes	134,923	4.0%	127,474	4.1%
Provision for income taxes	43,782	1.3%	40,989	1.3%

Income from continuing operations (d)	91,141	2.7%	86,485	2.8%

Discontinued operations, net of taxes (e):
Loss from operations of entities sold and held for sale	(1,214)	-0.1%	(1,489)	-0.1%
Impairment of long-lived assets of hospital held for sale	(8,368)	-0.2%	—	—
Loss on sale	(3,234)	-0.1%	—	—

Loss from discontinued operations	(12,816)	-0.4%	(1,489)	-0.1%

Net income	78,325	2.3%	84,996	2.7%
Less: Net income attributable to noncontrolling interests	17,001	0.5%	14,989	0.5%

Net income attributable to Community Health Systems, Inc.	$61,324	1.8%	$70,007	2.2%

Basic earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders:
Continuing operations	$0.81		$0.78
Discontinued operations	(0.14)		(0.02)

Net income	$0.67		$0.76

Diluted earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders (g):
Continuing operations	$0.80		$0.77
Discontinued operations	(0.14)		(0.02)

Net income	$0.67		$0.75

Weighted-average number of shares outstanding (f):
Basic	91,008		91,615

Diluted	92,137		92,836

For footnotes, see pages 9 and 10.

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CYH Announces First Quarter 2011 Results

April 27, 2011
COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Selected Operating Data (b)
($ in thousands)
(Unaudited)

	For the Three Months Ended March 31,
	Consolidated			Same-Store
	2011	2010	%Change	2011	2010	%Change
Number of hospitals (at end of period)	129	124		124	124
Licensed beds (at end of period)	19,242	18,098		18,143	18,098
Beds in service (at end of period)	16,610	15,846		15,837	15,846
Admissions	179,079	176,624	1.4%	170,555	176,624	-3.4%
Adjusted admissions	337,153	322,003	4.7%	322,126	322,003	0.0%
Patient days	792,862	758,395		755,259	758,395
Average length of stay (days)	4.4	4.3		4.4	4.3
Occupancy rate (average beds in service)	53.0%	53.2%		53.0%	53.2%
Net operating revenues	$3,405,342	$3,125,507	9.0%	$3,286,461	$3,125,604	5.1%
Net inpatient revenues as a % of total net operating revenues	49.0%	50.9%		48.7%	50.9%
Net outpatient revenues as a % of total net operating revenues	48.9%	47.0%		49.2%	47.0%
Income from operations (d)	$280,965	$275,246	2.1%	$297,914	$277,503	7.4%
Income from operations as a % of net operating revenues	8.3%	8.8%		9.1%	8.9%
Depreciation and amortization	$160,677	$146,706		$157,178	$146,706
Equity in earnings of unconsolidated affiliates	$(18,130)	$(12,588)		$(18,130)	$(12,525)
Liquidity Data:
Adjusted EBITDA (c)	$459,772	$434,540	5.8%
Adjusted EBITDA as a % of net operating revenues	13.5%	13.9%
Net cash provided by operating activities	$187,511	$299,360
Net cash provided by operating activities as a % of net operating revenues	5.5%	9.6%

For footnotes, see pages 9 and 10.
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CYH Announces First Quarter 2011 Results

April 27, 2011
COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands, except share data)
(Unaudited)

	March 31,	December 31,
	2011	2010
ASSETS
Current assets
Cash and cash equivalents	$270,716	$299,169
Patient accounts receivable, net of allowance for doubtful accounts of $1,699,935 and $1,639,198 at March 31, 2011 and December 31, 2010, respectively	1,766,122	1,714,542
Supplies	329,275	329,114
Prepaid income taxes	65,030	118,464
Deferred income taxes	115,819	115,819
Prepaid expenses and taxes	112,486	100,754
Other current assets	176,545	193,331

Total current assets	2,835,993	2,871,193

Property and equipment	8,663,963	8,528,335
Less accumulated depreciation and amortization	(2,217,546)	(2,089,776)

Property and equipment, net	6,446,417	6,438,559

Goodwill	4,225,768	4,195,289

Other assets, net	1,210,101	1,193,082

Total assets	$14,718,279	$14,698,123

LIABILITIES
Current liabilities
Current maturities of long-term debt	$65,952	$63,139
Accounts payable	547,683	526,338
Deferred income taxes	8,882	8,882
Accrued interest	84,502	146,415
Accrued liabilities	898,810	897,266

Total current liabilities	1,605,829	1,642,040

Long-term debt	8,794,146	8,808,382

Deferred income taxes	608,177	608,177

Other long-term liabilities	952,406	1,001,675

Total liabilities	11,960,558	12,060,274

Redeemable noncontrolling interests in equity of consolidated subsidiaries	385,438	387,472

EQUITY
Community Health Systems, Inc. stockholders’ equity Preferred stock, $.01 par value per share, 100,000,000 shares authorized; none issued	—	—
Common stock, $.01 par value per share, 300,000,000 shares authorized; 94,927,260 shares issued and 93,951,711 shares outstanding at March 31, 2011, and 93,644,862 shares issued and 92,669,313 shares outstanding at December 31, 2010	949	936
Additional paid-in capital	1,149,002	1,126,751
Treasury stock, at cost, 975,549 shares at March 31, 2011 and December 31, 2010	(6,678)	(6,678)
Accumulated other comprehensive loss	(192,640)	(230,927)
Retained earnings	1,360,706	1,299,382

Total Community Health Systems, Inc. stockholders’ equity	2,311,339	2,189,464
Noncontrolling interests in equity of consolidated subsidiaries	60,944	60,913

Total equity	2,372,283	2,250,377

Total liabilities and equity	$14,718,279	$14,698,123

For footnotes, see pages 9 and 10.
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CYH Announces First Quarter 2011 Results

April 27, 2011
COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2011	2010
Cash flows from operating activities
Net income	$78,325	$84,996
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	161,318	147,679
Stock-based compensation expense	9,918	9,763
Loss on sale	3,234	—
Impairment of long-lived assets of hospital held for sale	8,368	—
Excess tax benefit relating to stock-based compensation	(4,675)	(4,349)
Other non-cash expenses, net	(11,173)	(3,957)
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Patient accounts receivable	(56,454)	(94,204)
Supplies, prepaid expenses and other current assets	14,336	(6,908)
Accounts payable, accrued liabilities and income taxes	(14,938)	167,470
Other	(748)	(1,130)

Net cash provided by operating activities	187,511	299,360

Cash flows from investing activities
Acquisitions of facilities and other related equipment	(45,422)	(180)
Purchases of property and equipment	(153,875)	(126,553)
Proceeds from disposition of hospitals and other ancillary operations	14,583	—
Proceeds from sale of property and equipment	7,587	346
Increase in other non-operating assets	(32,277)	(36,991)

Net cash used in investing activities	(209,404)	(163,378)

Cash flows from financing activities
Proceeds from exercise of stock options	18,125	24,007
Excess tax benefit relating to stock-based compensation	4,675	4,349
Stock buy-back	—	(40)
Proceeds from noncontrolling investors in joint ventures	863	1,255
Redemption of noncontrolling investments in joint ventures	(225)	—
Distributions to noncontrolling investors in joint ventures	(15,333)	(16,874)
Repayments of long-term indebtedness	(14,665)	(13,154)

Net cash used in financing activities	(6,560)	(457)

Net change in cash and cash equivalents	(28,453)	135,525
Cash and cash equivalents at beginning of period	299,169	344,541

Cash and cash equivalents at end of period	$270,716	$480,066

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CYH Announces First Quarter 2011 Results

April 27, 2011
Footnotes to Financial Statements
(a)	The following table provides information needed to calculate income per share which is adjusted for noncontrolling interests (in thousands).

	Three Months Ended
	March 31,
	2011	2010
Income from continuing operations attributable to Community Health Systems, Inc. common stockholders:
Income from continuing operations, net of taxes	$91,141	$86,485
Less: Income from continuing operations attributable to noncontrolling interests, net of taxes	17,001	14,989

Income from continuing operations attributable to Community Health Systems, Inc. common stockholders — basic and diluted	$74,140	$71,496

Loss from discontinued operations attributable to Community Health Systems, Inc. common stockholders:
Loss from discontinued operations, net of taxes	$(12,816)	$(1,489)
Less: Loss from discontinued operations attributable to noncontrolling interests, net of taxes	—	—

Loss from discontinued operations attributable to Community Health Systems, Inc. common stockholders — basic and diluted	$(12,816)	$(1,489)

(b)	Continuing operating results exclude discontinued operations for the three months ended March 31, 2011 and 2010. Both financial and statistical results exclude entities in discontinued operations, including one hospital held for sale at March 31, 2011, for all periods presented.

(c)	EBITDA consists of net income attributable to Community Health Systems, Inc. before interest, income taxes, and depreciation and amortization. Adjusted EBITDA is EBITDA adjusted to exclude discontinued operations, gain/loss from early extinguishment of debt and net income attributable to noncontrolling interests. The Company has from time to time sold noncontrolling interests in certain of its subsidiaries or acquired subsidiaries with existing noncontrolling interest ownership positions. The Company believes that it is useful to present adjusted EBITDA because it excludes the portion of EBITDA attributable to these third-party interests and clarifies for investors the Company’s portion of EBITDA generated by continuing operations. The Company uses adjusted EBITDA as a measure of liquidity. The Company has included this measure because it believes it provides investors with additional information about the Company’s ability to incur and service debt and make capital expenditures. Adjusted EBITDA is the basis for a key component in the determination of the Company’s compliance with some of the covenants under the Company’s senior secured credit facility, as well as to determine the interest rate and commitment fee payable under the senior secured credit facility.

Adjusted EBITDA is not a measurement of financial performance or liquidity under U.S. GAAP. It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with U.S. GAAP. The items excluded from adjusted EBITDA are significant components in understanding and evaluating financial performance and liquidity. This calculation of adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

Footnotes continued on the next page.
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CYH Announces First Quarter 2011 Results

April 27, 2011
Footnotes to Financial Statements (Continued)
The following table reconciles adjusted EBITDA, as defined, to net cash provided by operating activities as derived directly from the condensed consolidated financial statements (in thousands):

	Three Months Ended
	March 31,
	2011	2010
Adjusted EBITDA	$459,772	$434,540
Interest expense, net	(164,172)	(160,360)
Provision for income taxes	(43,782)	(40,989)
Loss from operations of entities sold and held for sale, net of taxes	(1,214)	(1,489)
Other non-cash expenses, net	(5,289)	2,430
Net changes in operating assets and liabilities, net of effects of acquisitions	(57,804)	65,228

Net cash provided by operating activities	$187,511	$299,360

(d)	Included in income from operations and income from continuing operations for the three months March 31, 2011, are the following non-same-store charges:
•	Pre-tax charges of $3.3 million related to acquisition costs; and

•	Pre-tax charges of $1.1 million for system conversion costs.
(e)	Included in discontinued operations for the three months ended March 31, 2011, are the following:
•	Effective February 1, 2011, the Company sold Willamette Community Medical Group, which is a physician clinic operating as Oregon Medical Group, located in Springfield, Oregon, with a carrying amount of net assets, including an allocation of reporting unit goodwill, of $19.7 million to Oregon Healthcare Resources, LLC, for $14.6 million in cash; and,

•	One hospital classified as being held for sale at March 31, 2011, for which a letter of intent has been executed. The estimated after-tax loss on sale is approximately $8.4 million.
(f)	The following table sets forth components reconciling the basic weighted-average number of shares to the diluted weighted-average number of shares (in thousands):

	Three Months Ended
	March 31,
	2011	2010
Weighted-average number of shares outstanding — basic	91,008	91,615
Add effect of dilutive securities:
Stock awards and options	1,129	1,221

Weighted-average number of shares outstanding — diluted	92,137	92,836

(g)	Total per share amounts may not add due to rounding.
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CYH Announces First Quarter 2011 Results

April 27, 2011
Regulation FD Disclosure
     The following tables set forth selected information concerning the Company’s projected consolidated operating results for the year ending December 31, 2011. These projections are based on the Company’s historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time. The 2011 guidance reaffirms the Company’s previous guidance for 2011 provided on February 24, 2011, with minor revisions to certain assumptions to reflect historical results through March 31, 2011. See page 13 for a list of factors that could affect the future results of the Company or the healthcare industry generally.
     The following is provided as guidance to analysts and investors:

	2011 Projection Range
Net operating revenues (in millions)	$13,900	to	$14,200
Adjusted EBITDA (in millions)	$1,850	to	$1,875
Income from continuing operations per share — diluted	$3.15	to	$3.35
Same-store hospital annual adjusted admissions growth	-1.0%	to	1.0%
Weighted-average diluted shares (in millions)	92	to	93
Acquisitions of new hospitals	2	to	3

The following assumptions were used in developing the 2011 guidance provided above:
•	The assumed acquisition of new hospitals for 2011 does not currently include the proposed Tenet acquisition.
•	Projected 2011 same-store hospital annual adjusted admissions growth does not take into account service closures and other unusual events.
•	Expressed as a percent of net operating revenues, the provision for bad debts is projected to be approximately 12.4% to 12.7% for 2011. These percentages may vary depending on changes in payor mix.
•	Expressed as a percent of net operating revenues, depreciation and amortization is projected to be approximately 4.7% to 4.8% for 2011; however, this is a fixed cost and the percentages may vary as revenue varies. Excludes possible impact of any future fair-value adjustments to investments and hospital fixed asset impairments.
•	2011 projection assumes an estimate of $0.03 to $0.06 per share (diluted) of acquisition costs that are required to be expensed. This projection excludes the estimated acquisition expense related to the proposed Tenet acquisition to the extent such costs have not actually been incurred.
•	It is expected that significant legal and consulting expenses will be incurred in the second quarter of 2011 in response to the allegations and lawsuit brought by Tenet. Despite such expenses, the Company has chosen not to change the Company's 2011 projection range.
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CYH Announces First Quarter 2011 Results

April 27, 2011
•	For the purpose of providing interest expense guidance, the Company assumes that the borrowing rate under the Company’s $7.2 billion Senior Secured Credit Facility for 2011 will remain relatively stable with the rates existing currently, particularly since the Company is a party to interest rate swap agreements (with original maturities of at least two years) resulting in total fixed debt including swaps being 93% of total debt. These swap agreements limit the effect of changes in interest rates. Based on these assumptions, expressed as a percentage of net operating revenues, interest expense is projected to be approximately 4.7% to 4.9% for 2011; however, these percentages will vary as revenue and interest rates vary. The 2011 projections do not assume any changes to the financing terms of the Senior Secured Credit Facility or any new financing arrangements, which have not been previously announced.

•	On September 15, 2010, the Company adopted a new open market repurchase program for up to four million shares of the Company’s common stock, not to exceed $100 million in purchases. The new repurchase program will conclude at the earliest of three years, when the maximum number of shares has been repurchased or when the maximum dollar amount has been reached. Through April 27, 2011, approximately 451,000 shares with a value of approximately $13.9 million were purchased and retired under this repurchase plan.
•	Expressed as a percentage of net operating revenues, equity in earnings of unconsolidated affiliates is projected to be approximately 0.3% to 0.5% for 2011.
•	Expressed as a percentage of net operating revenues, net income attributable to noncontrolling interests is projected to be approximately 0.5% to 0.6% for 2011.
•	Expressed as a percentage of income from continuing operations before income taxes, provision for income tax is projected to be approximately 31.0% to 33.0% for 2011.
•	Capital expenditures are projected as follows (in millions):

2011
Guidance
Total	$750	to	$850
•	Regarding meaningful use certified electronic health records incentive payments, no significant benefit in excess of related operating expenses is currently projected for 2011. This will be updated as the year progresses.
•	Net cash provided by operating activities are projected as follows (in millions):

2011
Guidance
Total	$1,150	to	$1,250
•	The Company’s guidance does not take into account resolution of certain pending government investigations and lawsuits.
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CYH Announces First Quarter 2011 Results

April 27, 2011
     The projections set forth in this report constitute forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and are beyond the control of the Company. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the Company’s expected results to differ materially from those expressed in this filing.
These factors include, among other things:
•	general economic and business conditions, both nationally and in the regions in which we operate;

•	implementation and effect of recently-adopted and potential federal and state healthcare legislation;

•	risks associated with our substantial indebtedness, leverage, and debt service obligations;

•	demographic changes;

•	changes in, or the failure to comply with, governmental regulations;

•	potential adverse impact of known and unknown government investigations, audits, and Federal and State False Claims Act litigation;

•	our ability, where appropriate, to enter into and maintain managed care provider arrangements and the terms of these arrangements;

•	changes in, or the failure to comply with, managed care provider contracts could result in disputes and changes in reimbursement that could be applied retroactively;

•	changes in inpatient or outpatient Medicare and Medicaid payment levels;

•	increases in the amount and risk of collectability of patient accounts receivable;

•	increases in wages as a result of inflation or competition for highly technical positions and rising supply costs due to market pressure from pharmaceutical companies and new product releases;

•	liabilities and other claims asserted against us, including self-insured malpractice claims;

•	competition;

•	our ability to attract and retain, without significant employment costs, qualified personnel, key management, physicians, nurses and other health care workers;

•	trends toward treatment of patients in less acute or specialty healthcare settings, including ambulatory surgery centers or specialty hospitals;

•	changes in medical or other technology;

•	changes in U.S. generally accepted accounting principles;

•	the availability and terms of capital to fund additional acquisitions or replacement facilities;

•	our ability to successfully acquire additional hospitals and complete the sale of hospitals held for sale;

•	our ability to successfully integrate any acquired hospitals or to recognize expected synergies from such acquisitions;

•	our ability to obtain adequate levels of general and professional liability insurance;

•	timeliness of reimbursement payments received under government programs; and

•	the other risk factors set forth in our public filings with the Securities and Exchange Commission.
     The consolidated operating results for the three months ended March 31, 2011, are not necessarily indicative of the results that may be experienced for any such future period or for any future year, including the full year of 2011.
     The Company cautions that the projections for calendar year 2011 set forth in this press release are given as of the date hereof based on currently available information. The Company is not undertaking any obligation to update these projections as conditions change or other information becomes available.
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